THIRD AMENDMENT TO CREDIT agreement

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is dated as of November 5, 2013 (the “Agreement Date”), by and among ARC Properties Operating Partnership, L.P., a Delaware limited partnership, as successor by merger to Caplease, LP (“ARCOP”), a Delaware limited partnership, PREFCO DIX-NEUF LLC, a Connecticut limited liability company, PREFCO NINETEEN LIMITED PARTNERSHIP, a Connecticut limited partnership, CLF CANE RUN MEMBER, LLC, a Delaware limited liability company, CLF CANE RUN LOUISVILLE, LLC, a Delaware limited liability company, CLF LANDMARK OMAHA LLC, a Delaware limited liability company, CLF DODGE OMAHA LLC, a Delaware limited liability company, KDC BUSCH BOULEVARD LLC, a Delaware limited liability company, CLF 555 N DANIELS WAY LLC, a Delaware limited liability company, CLF PULCO ONE LLC, a Delaware limited liability company, CLF PULCO TWO LLC, a Delaware limited liability company, CLF TOLLWAY PLANO LP, a Delaware limited partnership, CLF ASHLAND LLC, a Delaware limited liability company, and CLF WESTBROOK MALVERN BUSINESS TRUST, a Virginia business trust (each, a “Borrower” and collectively, the “Borrowers”), the Lenders (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders (together with its successors and assigns, the “Agent”).

W I T N E S S E T H :

WHEREAS, Borrowers, the lenders party thereto (the “Lenders”), and Agent entered into that certain Credit Agreement dated as of June 29, 2012, as amended by that certain First Amendment to Credit Agreement dated as of April 16, 2013, and Second Amendment to Credit Agreement dated as of June 21, 2013 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, in connection with (a) a merger between Caplease, Inc., a Maryland corporation, and Safari Acquisition, LLC, a Delaware limited liability company (“Safari”), which entity is wholly owned by American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”) and (b) a merger between Caplease, LP, a Delaware limited partnership and ARCOP, an entity majority owned and controlled by ARCP (such transactions, collectively, the “Merger”), the Borrowers and Guarantor have requested, and the Agent and the Lenders party hereto have agreed to, subject to the terms and conditions of this Agreement, certain amendments to the Credit Agreement which shall, among other things, convert the facility from revolving to non-revolving, shorten the Maturity Date, modify certain covenants, and allow the Loan to remain outstanding notwithstanding the Merger; and

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each of the parties hereto hereby covenant and agree as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments to the Credit Agreement. The parties hereto hereby agree that:

(a) Modification of Maturity Date. The definition of “Maturity Date” is hereby modified to mean “December 31, 2014”.

(b) Modification of Guarantor. The definition of “Guarantor” is hereby replaced in its entirety with the following:

“Guarantor” means, collectively, jointly and severally, Safari Acquisition, LLC, a Delaware limited liability company, and American Realty Capital Properties, Inc., a Maryland corporation.

(c) Modification of Loan Party. The definition of “Loan Party” is hereby replaced in its entirety with the following:

“Loan Party” means, each Borrower, Parent, Guarantor, and each other Person who guarantees all or a portion of the Obligations and/or who pledges any Collateral to secure all or a portion of the Obligations.

(d) Modification of Parent. The definition of “Parent” is hereby replaced in its entirety with the following:

“Parent” means American Realty Capital Properties, Inc., a Maryland corporation.

(e) Modification of Borrowing Base Values. In order to modify the Borrowing Base Values of certain Properties, the following changes are made:

(i) Each of the following definitions are hereby amended as follows:

(A) “Borrowing Base Value” means, with respect to a Borrowing Base Property, an amount equal to (i) the Kroger Borrowing Base Value, (ii) the Michelin, Abbott and Baxter Borrowing Base Value, as applicable, (iii) the Dodge and Landmark Borrowing Base Value, as applicable, (iv) the CLF Pulco Borrowing Base Value, as applicable, (v) the CLF Tollway Borrowing Base Value, (vi) the CLF Ashland Borrowing Base Value, or (vii) the CLF Westbrook Malvern Borrowing Base Value, as applicable.

(B) “Dodge and Landmark Borrowing Base Value” means, with respect to the Dodge Property or Landmark Property, an amount equal to the sum of the lesser of (a) 65% of the As-Is Appraised Value of such Borrowing Base Property and (b) the Debt Yield Amount divided by 1.0.

(C) “Michelin, Abbott and Baxter Borrowing Base Value” means, with respect to the Michelin Property, Abbott Property or Baxter Property, an amount equal to the sum of the lesser of (a) 65% of the As-Is Appraised Value of such Borrowing Base Property and (b) the Debt Yield Amount for such Borrowing Base Property divided by 1.0.

(ii) The following new definitions are hereby inserted as follows:

(A) “CLF Ashland Borrowing Base Value” means, with respect to the Vitamin Shoppe Property, an amount equal to the lesser of (a) 65% of the As-Is Appraised Value of such Borrowing Base Property and (ii) the Debt Yield Amount for such Borrowing Base Property divided by 1.0.

(B) “CLF Pulco Borrowing Base Value” means, with respect to the South Iola Property or South Joliet Property, an amount equal to the sum of the lesser of (a) 65% of the As-Is Appraised Value of such Borrowing Base Property and (ii) the Debt Yield Amount for such Borrowing Base Property divided by 1.0.

(C) “CLF Tollway Borrowing Base Value” means, with respect to the Capital One Property, an amount equal to the lesser of (a) FOURTEEN MILLION DOLLARS ($14,000,000.00), and (ii) the Debt Yield Amount for such Borrowing Base Property divided by 1.0.

(D) “CLF Westbrook Malvern Borrowing Base Value” means, with respect to the Teva Property, an amount equal to the lesser of (a) 65% of the As-Is Appraised Value of such Borrowing Base Property, and (ii) the Debt Yield Amount for such Borrowing Base Property divided by 1.0.

(E) “Capital One Property” means that certain property located at 3905 Dallas Parkway, Suite 100, Plano, Texas 75093.

(F) “South Iola Property” means that certain property located at 7390 South Iola Street, Englewood, Colorado.

(G) “South Joliet Property” means that certain property located at 7475 South Joliet Street, Englewood, Colorado.

(H) “Teva Property” means that certain property located at 41 Moores Road, Malvern, Pennsylvania.

(I) “Vitamin Shoppe Property” means that certain property located at 12 The Vitamin Shoppe Way, Ashland, Virginia 23005.

(f) Modification of Applicable Facility Fee. The definition of “Applicable Facility Fee” is hereby replaced in its entirety with the following:

“Applicable Facility Fee” means 0.25%.

(g) Addition of New Definitions. The following new definitions are hereby inserted into the Credit Agreement as follows:

(A) “ARC Credit Agreement” means the Credit Agreement dated as of February 14, 2013, by and among ARCOP, TIGER ACQUISITION, LLC, a Delaware limited liability company, AMERICAN REALTY CAPITAL PROPERTIES, INC., a Maryland corporation, the lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as amended by (i) the First Amendment dated as of March 18, 2013, (ii) the Augmenting Lender and Increasing Lender Supplement and Incremental Amendment dated as of March 28, 2013, (iii) the Third Amendment dated as of May 28, 2013, (iv) the Fourth Amendment dated as of July 22, 2013, (v) the Augmenting Lender and Increasing Lender Supplement and Incremental Amendment dated as of August 1, 2013 and (vi) the Sixth Amendment to Credit Agreement dated as of November 4, 2013.

(B) “ARCOP” means ARC Properties Operating Partnership, L.P., a Delaware limited partnership

(C) “Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b) during any period of twelve consecutive months ending after the Effective Date, individuals who at the beginning of any such twelve month period constituted the Board of Directors of ARCOP (together with any new directors whose election by such Board or whose nomination for election by the shareholders of ARCOP was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved but excluding any director whose initial nomination for, or assumption of office as, a director occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) cease for any reason to constitute a majority of the Board of Directors of ARCOP then in office; or

(c) Parent shall cease to (i) either be the sole general partner of, or wholly own and control the general partner of, ARCOP or (ii) own, directly or indirectly, greater than fifty percent (50%) of the Equity Interests of ARCOP; or

(d) ARCOP shall cease to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of any Borrower that owns a Borrowing Base Property free and clear of any Liens (other than Liens in favor of Administrative Agent) unless such Borrowing Base Property is removed in accordance with Section 4.2(d).

(h) Conversion to Non-Revolving Term Loan. In order to convert the facility from a revolving facility to a term facility the following changes are made:

(i) Each of the following definitions are hereby amended as follows:

(A) “Commitment” means, as to a Lender, such Lender’s Term Loan Commitment.

(B) “Loan” means a Term Loan.

(C) “Maximum Loan Availability” is hereby amended as follows:

“Maximum Loan Availability” means, at any time, the Borrowing Base.

(D) “Revolving Commitment” is hereby deleted and replaced with the following:

“Term Loan Commitment” means, as to each Lender, such Lender’s obligation to make Term Loans on the Effective Date pursuant to Section 2.1, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 1 as such Lender’s “Commitment”.

(E) “Revolving Credit Exposure” is hereby deleted.

(F) “Revolving Lender” is hereby deleted and replaced with the following:

“Term Loan Lender” means a Lender holding a Loan.

(G) “Revolving Loan” is hereby deleted and replaced with the following:

“Term Loan” means a loan made by a Lender to the Borrowers pursuant to Section 2.1(a).

(H) “Revolving Note” is hereby deleted and replaced with the following.

“Term Note” means a promissory note of the Borrowers, substantially in the form of Exhibit I, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Term Loan Commitment.

In furtherance of the foregoing, each usage of “Commitment”, “Loan”, “Loan Party”, “Revolving Commitment”, “Revolving Lender”, “Revolving Loan” and “Revolving Note” in the Credit Agreement shall be automatically replaced by the new definitions as set forth above.

(ii) Conversion. All outstanding Revolving Loans on the Agreement Date are hereby converted to Term Loans, and Borrower may draw down any unused Revolving Commitments on the Agreement Date as Term Loans. The Borrowers may not reborrow any portion of the Term Loans once repaid. Accordingly, Section 2.1 of the Credit Agreement is hereby deleted.

(iii) Section 2.9(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) Maximum Loan Availability Overadvance. If at any time the aggregate principal amount of all outstanding Loans exceeds the Maximum Loan Availability, the Borrowers shall within ten (10) Business Days of the Borrowers obtaining knowledge of the occurrence of any such excess, either (A) pay to the Administrative Agent for the account of the Lenders then holding Term Loans, the amount of such excess, or (B) deposit with Administrative Agent cash collateral to be held in a blocked collateral account controlled by Administrative Agent (the “Collateral Account”) in an amount sufficient to cover the amount of such excess; provided, however, if at the end of the fiscal quarter following the date such sums were deposited into the Collateral Account the aggregate principal amount of all outstanding Loans continues to exceed the Maximum Loan Availability, then Administrative Agent may apply all amounts then on deposit in the Collateral Account to pay down the principal outstanding under the Loans; provided further, however, if at the end of the fiscal quarter following the date such cash collateral was deposited into the Collateral Account pursuant to the foregoing, the Maximum Loan Availability increases in an amount necessary to reach or exceed the aggregate principal amount of all outstanding Loans, then provided there does not then exist a Default, any funds remaining in the Collateral Account (including any accrued interest, if applicable), shall thereafter be promptly released to Borrowers. Amounts repaid pursuant to this Section 2.9 may not be reborrowed.

(iv) Section 2.9(b)(i), Section 2.16, Section 2.19 and Section 2.20 of the Credit Agreement are hereby deleted in their entirety.

(i) Deletion of Letters of Credit. As Letters of Credit shall no longer be available under the Credit Agreement, Section 2.4, Section 2.15, Section 3.5(c), Section 3.9(d), Section 3.9(e), Section 3.9(g), Section 5.1(d) and Section 11.6 of the Credit Agreement are hereby deleted in their entirety, along with all related definitions, as the context shall dictate.

(j) Deletion of Reduction of Commitment. In light of the fact that the facility is now a term facility, Section 2.13 of the Credit Agreement is hereby deleted in its entirety.

(k) Deletion of Extension Options. In order to delete any remaining extension options, Section 2.14 and Section 3.5(d) of the Credit Agreement are hereby deleted in their entirety.

(l) Deletion of Additional Properties. In light of the fact that the Borrower will no longer be permitted to add Property to the Borrowing Base, Section 4.1(b) and 4.1(c) of the Credit Agreement is hereby deleted in its entirety.

(m) Release of Properties. Section 4.2(d) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

(d) Prior written approval of the Administrative Agent shall be required prior to the release of any Property, and Borrower acknowledges and understands that as a condition to approving any requested release Administrative Agent may require a concurrent principal paydown in an amount in excess of the amount required simply to comply with subsection (b) above.

(n) Modification of Financial Covenants. Section 10.1 of the Credit Agreement is hereby deleted in its entirety and the covenants set forth, as of November 4, 2013, in Section 8.02, Section 8.05, Section 8.06 and Section 8.14 of the Credit Agreement dated as of February 14, 2013, by and among ARCOP, TIGER ACQUISITION, LLC, a Delaware limited liability company, AMERICAN REALTY CAPITAL PROPERTIES, INC., a Maryland corporation, the lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as amended by (i) the First Amendment dated as of March 18, 2013, (ii) the Augmenting Lender and Increasing Lender Supplement and Incremental Amendment dated as of March 28, 2013, (iii) the Third Amendment dated as of May 28, 2013, (iv) the Fourth Amendment dated as of July 22, 2013, (v) the Augmenting Lender and Increasing Lender Supplement and Incremental Amendment dated as of August 1, 2013 and (vi) the Sixth Amendment to Credit Agreement dated as of November 4, 2013 (as amended, the “ARC Credit Agreement”), and all applicable definitions therein, are hereby incorporated by reference into the Credit Agreement, which incorporation shall survive any subsequent termination of the ARC Credit Agreement for any reason. In the event that any such covenants (or applicable definitions) set forth in the ARC Credit Agreement are modified or amended with the consent of Administrative Agent (in its capacity as a “Lender” under such ARC Credit Agreement”) then such amendments or modifications shall automatically and without further action be deemed incorporated herein (and any modifications or amendments made without the consent of Administrative Agent shall not be incorporated herein).

(o) Modification of Negative Pledge. Section 10.2 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

Section 10.2 Negative Pledge.

The Borrowers and Parent shall not, and shall not permit any other Loan Party or Subsidiary to, (a) create, assume, incur, permit or suffer to exist any Lien on any Borrowing Base Property or any direct or, except as permitted pursuant to the ARC Credit Agreement, indirect ownership interest of the Borrowers in any Person owning any Borrowing Base Property, now owned or hereafter acquired, except for Permitted Liens, (b) permit any Borrowing Base Property or any direct or, except as permitted pursuant to the ARC Credit Agreement, indirect ownership interest of the Borrowers or in any Person owning a Borrowing Base Property, to be subject to a Negative Pledge, or (c) create, assume, incur, permit or suffer to exist any Lien on other Collateral, or any direct or, except as permitted pursuant to the ARC Credit Agreement, indirect ownership interest of the Borrowers in any Person owning any other Collateral, except for Permitted Liens.

(p) Modification of Restrictions on Intercompany Transfers. Section 10.3 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

Section 10.3 Restrictions on Intercompany Transfers.

Except as permitted pursuant to the ARC Credit Agreement, the Borrowers and Parent shall not, and shall not permit any other Loan Party or any of their respective Subsidiaries (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other Equity Interests owned by the Borrowers or any Subsidiary to the extent that it would cause a violation of Section 8.12,; (b) pay any Indebtedness owed to the Borrowers or any Subsidiary; (c) make loans or advances to the Borrowers or any Subsidiary; or (d) transfer any of its property or assets to the Borrowers or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document or, (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrowers, any other Loan Party or any Subsidiary in the ordinary course of business.

(q) Modification of Merger, Consolidation, Sales of Assets and Other Arrangements. Section 10.4 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

Section 10.4 Merger, Consolidation, Sales of Assets and Other Arrangements.

Except as permitted pursuant to the ARC Credit Agreement, the Borrowers and Parent shall not, and shall not permit any other Loan Party to, directly or indirectly, (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; provided, however, that:

(i) any Loan Party (other than Parent or ARCOP) may merge with (a) Parent or ARCOP, provided that Parent or ARCOP, as applicable, shall be the continuing or surviving Person, or (b) any other Loan Party.

(ii) any Loan Party may sell, transfer or dispose of its assets to another Loan Party;

(iii) Parent or any Borrower may merge or consolidate with another Person so long as either Parent or such Borrower, as the case may be, is the surviving entity, shall remain in pro forma compliance with the covenants set forth in the “Financial Covenants” section of Section 10.1 above after giving effect to such transaction, and Borrowers obtain the prior written consent of the Requisite Lenders in their sole discretion;

(iv) During the Initial Covenant Adjustment Period (as defined in the ARC Credit Agreement) and other than with respect to the Specified Transactions (as defined in the ARC Credit Agreement), any Loan Party may make an Acquisition (as defined in the ARC Credit Agreement) solely with the prior consent of the Administrative Agent in the exercise of its reasonable discretion.

For avoidance of doubt, the reference to Section 10.1 in Section 10.4(c)(iii) above is made to correspond to Section 8.14 of the ARC Credit Agreement as provided in Section 2(n) of this Agreement.

(r) Modification of Transactions with Affiliates. Section 10.8 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

Section 10.8 Transactions with Affiliates.

Except as permitted pursuant to the ARC Credit Agreement, the Borrowers and Parent shall not permit to exist or enter into, and shall not permit any other Loan Party or any of their respective Subsidiaries to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate other than transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrowers, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrowers, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, except:

(a) reasonable and customary fees paid to, and indemnification arrangements with, members of the board of directors (or similar governing body) of any of the Loan Parties or the issuance of directors’ or nominees’ qualifying shares;

(b) compensation and indemnification arrangements for directors (or equivalent), officers and employees of Parent, Borrowers and the Subsidiaries, including retirement, health, option and other benefit plans, bonuses, performance-based incentive plans, and other similar forms of compensation, the granting of Equity Interest to directors (or equivalent), officers and employees of Parent, Borrowers and the Subsidiaries in connection with the implementation of any such arrangement, and the funding of any such arrangement;

(c) Restricted Payments permitted under Section 10.1 above;

(d) Investments permitted under Section 10.1 above;

(e) transactions between or among Borrowers and the Subsidiaries permitted under Section 10.4 not involving any other Affiliate; and

(f) (i) the performance of obligations under the Existing Advisory Agreement, the Existing Property Management Agreement, the Existing Management Agreements Side Letter (each of the Existing Advisory Agreement, the Existing Property Management Agreement, the Existing Management Agreements Side Letter, as defined in the ARC Credit Agreement).

For avoidance of doubt, the reference Section 10.1 in Section 10.8(c) and 10.8(d) above is made to correspond to Section 8.05 and Section 8.02(F) of the ARC Credit Agreement, respectively, as provided in Section 2(n) of this Agreement.

(s) ARC Credit Agreement. The parties agree that any action permitted by Article VIII of the ARC Credit Agreement is expressly consented to by Administrative Agent and Lenders, except to the extent any such action relates to a Borrowing Base Property, other Collateral or a Person directly owning a Borrowing Base Property in which event the terms and provisions of this Credit Agreement shall govern.

(t) Change of Control/Change in Management. For avoidance of doubt, the Merger has been consented to by Administrative Agent and Lenders and shall not (i) constitute a default under Sections 10.4, 10.7 or 13.6 of the Credit Agreement, or (ii) constitute an Event of Default pursuant to Section 11.1(l) of the Credit Agreement. Such consent shall be effective only in this specific instance and for the specific purpose for which it has been given, and shall not be deemed to be consent to any subsequent merger or other violation of Sections 10.4, 10.7, 11.1(f) or 13.6 of the Credit Agreement.

(u) Section 11.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

(a) Default in Payment. (i) The Borrowers shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans or any Reimbursement Obligation, (ii) the Borrowers shall fail to pay interest on the Loans or any Reimbursement Obligation within five (5) days of the same being due (iii) or the Borrowers shall fail to pay any of the other payment Obligations owing by the Borrowers or any other Loan Party under this Agreement, any other Loan Document or the Fee Letter within ten (10) days of the same being due.

(v) Section 11.1(b)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

(iii) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(iii) only, such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of the Borrowers or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrowers has received written notice of such failure from the Administrative Agent, and in the case of a default that cannot be cured within such thirty (30) day period despite Borrower’s diligent efforts but is susceptible of being cured within ninety (90) days of Borrower’s receipt of Administrative Agent’s original notice or such other Loan Party obtaining knowledge of such failure, as applicable, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from Borrower’s receipt of Administrative Agent’s original notice or such other Loan Party obtaining knowledge of such failure, as applicable.

(w) Section 11.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

(c) Misrepresentations. Any statement (written or oral), representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, the Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made and shall not be cured or remedied so that such representation, warranty, certification or statement of fact is no longer incorrect or misleading in any material respect within ten (10) days after the earlier of notice from Administrative Agent or the actual knowledge of any Loan Party thereof.

(x) Section 11.1(d) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

(A)	Indebtedness Cross-Default.

(a) The Borrowers or any other Loan Party shall permit there to exist any default, event or condition resulting in (or permitting the) acceleration, mandatory repurchase or mandatory prepayment of, or any failure to pay at maturity, (x) any Recourse Indebtedness in excess of $35,000,000 in the aggregate, or (y) any Nonrecourse Indebtedness in excess of $75,000,000 in the aggregate (other than, during the thirty (30) day period following November 5, 2013 or such longer period as Administrative Agent shall determine in its reasonable discretion, Indebtedness set forth on Schedule 11.1(d)).

(b) The Borrowers or any other Loan Party shall permit there to exist a default in, or resulting in, the payment of amounts in excess of (x) $35,000,000 in the aggregate in respect of any Derivatives Contracts related to Recourse Indebtedness, or (y) $75,000,000 in the aggregate in respect of any Derivatives Contracts related to Nonrecourse Indebtedness.

(c) The Borrowers or any other Loan Party shall permit there to exist a default, event or condition resulting in (or permitting the) acceleration, mandatory repurchase or mandatory prepayment of, or any failure to pay at maturity, the ARC Credit Agreement.

(y) Section 11.1(h) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

(h) Judgments. There is entered against any one or more Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $35,000,000.00 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(z) Section 11.1(j) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

(j) ERISA.

(a) Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $20,000,000; or

(b) The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $20,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(aa) Section 11.1(l) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

(l) Change of Control. There occurs any Change of Control.

(bb) The following new Section 11.1(o) is hereby added to the Credit Agreement:

(o) REIT Status of Parent. Parent ceases to be treated as a REIT in any taxable year.

(cc) Modification of Exhibit I. Exhibit I to the Credit Agreement is hereby deleted and replaced with Exhibit I attached hereto.

(dd) Modification of Schedule 4.1. Schedule 4.1 to the Credit Agreement is hereby deleted and replaced with Schedule 4.1 attached hereto.

(ee) New Schedule 11.1(d). A new Schedule 11.1(d) to the Credit Agreement is hereby added to the Credit Agreement in the form attached hereto as Schedule 11.1(d).

SECTION 3. Conditions Precedent. This Agreement shall become effective only upon the satisfaction of the following conditions precedent:

(a) Receipt by the Agent of counterparts of this Agreement duly executed by the Borrowers, Lenders and the Agent;

(b) Receipt by the Agent of counterparts of an amended and restated Guaranty executed by Safari and ARCP, jointly and severally, as Guarantors;

(c) Receipt by the Agent of a fully executed Term Note, which shall amend, restate and replace the existing Revolving Note;

(d) Receipt by the Agent of a satisfactory fully executed estoppel from Kroger with respect to the Kroger Portfolio;

(e) Agent shall have received all fees and expenses pursuant to the executed fee letter entered on even date herewith;

(f) Receipt of amendments to the Security Deeds in recordable form duly executed by the Borrowers and the Agent;

(g) Receipt by the Agent of opinions of counsel to Guarantors and appropriate authorizing resolutions and certificates with respect to Borrowers and Guarantor.

(h) Receipt by the Agent of title insurance endorsements satisfactory to the Agent insuring the continued enforceability and priority of the Liens created under the Security Deeds, as amended; and

(i) Receipt by the Agent of such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.

SECTION 4. Miscellaneous.

(a) Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers.

(b) No Novation or Mutual Departure. Each Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above; and (ii) nothing in this Agreement shall affect or limit the Agent’s or Lenders’ right to demand payment of liabilities owing from the Borrowers to the Agent or any Lender under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(c) Ratification. Each Borrower (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement, the other Loan Documents and the Hazardous Materials Indemnity Agreement to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement, the other Loan Documents and the Hazardous Materials Indemnity Agreement as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).

(d) No Default. To induce the Agent and the Lenders party hereto to enter into this Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of the Borrowers or arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Agent and the Lenders party hereto under the Credit Agreement or any other Loan Document.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.

(f) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(g) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(h) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(i) Further Assurances. Borrowers agree to take, at Borrowers’ expense, such further actions as the Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(j) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, each of the Borrowers, the Agent, and the Lenders party hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Lender

By: /s/ D. Bryan Gregory

D. Bryan Gregory

Director

“BORROWERS”

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

PREFCO DIX-NEUF LLC,
a Connecticut limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

PREFCO NINETEEN LIMITED PARTNERSHIP,
a Connecticut limited partnership

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF CANE RUN LOUISVILLE, LLC,
a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF CANE RUN MEMBER, LLC,
a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF LANDMARK OMAHA LLC,
a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF DODGE OMAHA LLC,
a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

KDC BUSCH BOULEVARD LLC,
a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF 555 N DANIELS WAY LLC,
a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF PULCO ONE LLC,

a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF PULCO TWO LLC,

a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF TOLLWAY PLANO LP,

a Delaware limited partnership

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF ASHLAND LLC,

a Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

CLF WESTBROOK MALVERN BUSINESS TRUST,

a Virginia business trust

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

“PARENT”

AMERICAN REALTY CAPITAL PROPERTIES, INC.,
a Maryland corporation

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

Acknowledged and Agreed:

“GUARANTOR”

AMERICAN REALTY CAPITAL PROPERTIES, INC.,
a Maryland corporation

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory

Safari Acquisition, LLC, a

Delaware limited liability company

By:_/s/ Jesse C. Galloway________________________

Name: Jesse C. Galloway

Title: Authorized Signatory